United States
Securities and Exchange Commission
Washington, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2017

GREENWAY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation or organization)

000-55030 (Commission File Number)	90-0893594 (IRS Employer Identification No.)
8851 Camp Bowie West Boulevard, Suite 240 Fort Worth, Texas (principal executive offices)	76116 (Zip Code)

(817) 346-6900
(registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01     Entry into a Material Definitive Agreement.

On November 28, 2017, Greenway Technologies, Inc. (the “registrant”) and Chisos Equity Consultants, LLC (“Chisos”) executed a Consulting Agreement (the “Consulting Agreement”). On February 16, 2018, and March 19, 2018, the Consulting Agreement was further amended by the registrant and the Consultant.

Pursuant to the Consulting Agreement, Chisos was engaged to provide public relations, consulting and corporate communications services, so the registrant could more fully and effectively deal and communicate with its shareholders and the investment community, as more fully described in the Consulting Agreement.

Chisos has the right to engage other consultants, not affiliated with Chisos, to assist Chisos in its obligations under the Consulting Agreement. Under the Consulting Agreement, Chisos shall be responsible for the non-affiliated consultants so retained by Chisos as agents of Chisos.

The Consulting Agreement shall be for a period of three years, and shall only be terminated by the registrant for cause as defined in the Consulting Agreement.

As compensation under the Consulting Agreement, Chisos received 1,800,000 restricted shares of the registrant and is entitled to additional restricted shares of the registrant as provided in the Consulting Agreement.

A copy of the Consulting Agreement is filed as an exhibit with this Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(a)       Financial statements of business acquired. Not applicable.

(b)       Pro forma financial information. Not applicable.

(c)       Shell registrant transactions. Not applicable.

(d)       Exhibits.

Exhibit No.	Identification of Exhibit
10.1*	Consulting Agreement by and between the registrant and Chisos Equity Consultants, LLC, as amended on February 16, 2018, and March 19, 2018.

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*       Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2018.	GREENWAY TECHNOLOGIES, INC.

By /s/ D. Patrick Six
D. Patrick Six, President

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